Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Third-Quarter 2006 Results

Net Income up 23%

OAKS, Pa., October 18, 2006 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2006, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year. Revenues in the third-quarter 2006 include (in thousands) $75,078 from LSV Asset Management (LSV) due to the consolidation of its operations with SEI. Revenues in the third-quarter 2006 without LSV are (in thousands) $223,006, an increase of 15 percent.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2006	2005	%	2006	2005	%
Revenues	$298,084	$193,659	54%	$860,235	$569,420	51%
Net Income Before Taxes	88,724	76,677	16%	260,702	214,874	21%
Net Income	60,549	49,196	23%	173,366	137,089	26%
Diluted Earnings Per Share	$.60	$.48	25%	$1.71	$1.32	30%

“We continue to be satisfied with our quarterly results, especially since we are shifting into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“The investments we are making are on schedule, the market acceptance of our new solutions is strengthening, and our transformation is well underway. In the long run, we remain firm in our belief that what we are doing will position us to provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Third-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
	2006	2005	%	2006	2005	%
Private Banking and Trust:
Revenues	$73,225	$63,898	15%	$212,388	$199,686	6%
Expenses	45,352	40,773	11%	136,197	125,672	8%

Operating Profit	$27,873	$23,125	21%	$76,191	$74,014	3%
Operating Margin	38%	36%		36%	37%

Investment Advisors:
Revenues	55,117	52,525	5%	165,646	149,741	11%
Expenses	27,535	22,229	24%	82,745	65,010	27%

Operating Profit	27,582	30,296	(9)%	82,901	84,731	(2)%
Operating Margin	50%	58%		50%	57%

Enterprises:
Revenues	42,115	33,563	25%	119,166	95,055	25%
Expenses	27,210	22,902	19%	77,814	64,561	21%

Operating Profit	14,905	10,661	40%	41,352	30,494	36%
Operating Margin	35%	32%		35%	32%

Money Managers:
Revenues	29,802	26,602	12%	86,138	76,116	13%
Expenses	22,131	22,672	(2)%	67,158	63,394	6%

Operating Profit	7,671	3,930	95%	18,980	12,722	49%
Operating Margin	26%	15%		22%	17%

Investments in New Businesses:
Revenues	22,747	17,071	33%	66,134	48,822	35%
Expenses	32,278	23,571	37%	85,312	70,124	22%

Operating Loss	(9,531)	(6,500)	47%	(19,178)	(21,302)	(10)%
Operating Margin	(42)%	(38)%		(29)%	(44)%

LSV
Revenues	75,078	—	—	210,763	—	—
Expenses (1)	45,990	—	—	129,768	—	—

Operating profit (2)	29,088	—	—	80,995	—	—
	39%			38%
Consolidated Segment Totals:
Revenues	$298,084	$193,659	54%	$860,235	$569,420	51%
Expenses	200,496	132,147	52%	578,994	388,761	49%

Operating Profit	$97,588	$61,512	59%	$281,241	$180,659	56%
Operating Margin	33%	32%		33%	32%

(1)	Includes $39,653 and $110,519 for the three and nine month periods ended September 30, 2006, respectively, of minority interest to the other partners of LSV.
(2)	Our proportionate share in the earnings of LSV for the three and nine month periods ending September 30, 2005 was $20,956 and $53,818, respectively, and was reflected in Equity in the earnings of unconsolidated affiliate.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and nine month periods ended September 30, 2006 are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Total operating profit from business segments	$97,588	$61,512	$281,241	$180,659

General and Administrative expenses	(9,772)	(8,212)	(28,621)	(25,331)
Equity in the earnings of unconsolidated affiliate	—	20,956	—	53,818
Net (loss) gain from investments	(2,226)	(130)	(1,866)	219
Interest, net	1,922	1,610	5,071	4,568
Other income	—	941	1,588	941
LSV Employee Group (1)	1,212	—	3,289	—

Income before taxes	$88,724	$76,677	$260,702	$214,874

(1)	– LSV Employee Group includes $18 and $44 expense for the three and nine month periods ended September 30, 2006, respectively, included in general and administrative, $35 and $42 for the three and nine month periods ended September 30, 2006, respectively, included in interest income, and $1,229 and $3,287 for the three and nine month periods ended September 30, 2006, respectively, included in interest expense. These items are offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Third-Quarter Business Commentary:

•	As of the first-quarter, SEI began to consolidate the operations of LSV Asset Management and LSV Employee Group. As of the third quarter, the company’s percentage ownership in LSV remained at 43 percent. In the third quarter 2006, the company recognized $29.1 million as its portion of the earnings from LSV versus $21.0 million in third quarter 2005.

•	Private Banking & Trust revenue was higher versus a year ago reflecting net new client activity as well as one time revenues during the quarter. One time revenues in third-quarter 2006 included $4.7 million related to a contract buyout.

•	The Enterprises, Money Managers and Investments in New Businesses segments all realized double digit revenue growth versus year ago levels due to a combination of net new business and improved capital markets. Investment Advisors’ revenue growth was due to improved capital markets.

•	The Money Managers segment continues to realize improved operating margins as a result of continuing revenue growth.

•	Net income was positively affected by a lower effective tax rate of approximately 32% and impacted negatively by option expense under FAS 123 (R) of $7.1 million, versus $3.4 million in the second quarter 2006. The third quarter option expense included $3.1 million related to options granted that will hit their vesting target earlier than originally assumed.

•	Assets under management grew by $7.2 billion during the third quarter to $168.9 billion.

•	In the third quarter, SEI purchased approximately 250,000 shares of its common stock for $13.2 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on October 18, 2006. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 843511.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $344.9 billion in mutual fund and pooled assets and manages $168.9 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended September 30,
	2006	2005
Revenues (1)	$298,084	$193,659

Operating and development expenses	112,396	99,633
Sales and marketing expenses (1)	47,351	33,514
General and administrative expenses	9,772	8,212

Income before interest and taxes	128,565	53,300

Minority Interest	(39,537)	—
Equity in earnings of unconsolidated affiliate	—	20,956
Net loss on investments	(2,226)	(130)
Interest income (1)	3,397	1,979
Interest expense (1)	(1,475)	(369)
Other income	—	941

Income before taxes	88,724	76,677

Income taxes	28,175	27,481

Net income	$60,549	$49,196

Diluted earnings per common share	$.60	$.48

Shares used to calculate diluted earnings per common share	101,630	102,595

Basic earnings per common share	$.61	$.49

Shares used to calculate basic earnings per common share	98,572	99,814

(1)	– Includes the operations of LSV and LSV Employee Group for the third-quarter 2006. Revenues include $75,078 from LSV, Sales and marketing includes $6,337 from LSV, Interest income includes $365 from LSV and LSV Employee Group, and Interest expense includes $1,229 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for third-quarter 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Nine Months Ended September 30,
	2006	2005
Revenues (1)	$860,235	569,420

Operating and development expenses	332,038	291,140
Sales and marketing expenses (1)	132,392	97,621
General and administrative expenses	28,621	25,331

Income before interest and taxes	367,184	155,328

Minority Interest	(111,275)	—
Equity in earnings of unconsolidated affiliate	—	53,818
Net (loss) gain on investments	(1,866)	219
Interest income (1)	9,149	5,739
Interest expense (1)	(4,078)	(1,171)
Other income	1,588	941

Income before taxes	260,702	214,874

Income taxes	87,336	77,785

Net income	$173,366	$137,089

Diluted earnings per common share	$1.71	$1.32

Shares used to calculate diluted earnings per common share	101,401	103,560

Basic earnings per common share	$1.76	$1.36

Shares used to calculate basic earnings per common share	98,609	100,792

(1)	– Includes the operations of LSV and LSV Employee Group for the nine months in 2006. Revenues include $210,763 from LSV, Sales and marketing includes $19,249 from LSV, Interest income includes $1,019 from LSV and LSV Employee Group, and Interest expense includes $3,287 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for nine-months in 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2006	December 31, 2005
Assets

Cash and short-term investments (1)	$231,281	$130,128
Restricted Cash	10,250	10,250
Receivables (1)	225,882	128,545
Other current assets	19,058	—
Securities owned	16,329	37,053

Total current assets	502,800	305,976

Property and Equipment, net	124,700	114,505
Investments available for sale	71,649	54,632
Capitalized Software, net	161,533	116,670
Goodwill (2) (3)	95,062	—
Investment in unconsolidated affiliate (1)	—	51,941
Other assets	22,141	13,423

Total assets	$977,885	$657,147

Liabilities

Current liabilities (1) (3)	$170,243	$167,470
Long-term debt (2) (3)	70,474	9,000
Deferred income taxes	57,773	58,989
Minority Interest	104,278	—

Shareholders’ Equity	575,117	421,688

Total liabilities and shareholders’ equity	$977,885	$657,147

(1)	– Includes the accounts of LSV as of September 30, 2006. Cash includes $64,391, Receivables includes $79,152, and Current Liabilities includes $4,682 from LSV. Prior to 2006, our investment in the net assets of LSV was recorded in Investment in unconsolidated affiliate.
(2)	– Primarily relates to LSV Employee Group. Goodwill was primarily generated as a result of LSV Employee Group buying an equity investment of LSV for $92,000. LSV Employee Group financed the purchase price, of which $10,000 is classified as a current liability and the remaining $65,474 is reflected as Long-term debt at September 30, 2006.
(3)	- The Company provided an unsecured loan guarantee to LSV Employee Group which resulted in consolidating the accounts of LSV Employee Group.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Sep. 30, 2005	Dec. 31, 2005	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,504	$2,363	$2,404	$2,109	$2,101
Collective Trust Fund prgm.	1,704	1,657	1,581	1,459	1,460
Liquidity funds	7,668	7,485	7,139	7,627	7,707

Total assets under mgmt.	$11,876	$11,505	$11,124	$11,195	$11,268

Client assets under admin.	10,612	10,275	15,279	15,157	14,449

Total assets under admin.	$22,488	$21,780	$26,403	$26,352	$25,717

Investment Advisors:
Equity/Fixed Income prgms.	$28,993	$29,553	$31,569	$30,709	$31,977
Collective Trust Fund prgm.	2,623	2,479	2,482	2,473	2,425
Liquidity funds	1,011	1,103	1,017	1,306	1,263

Total assets under mgmt.	$32,627	$33,135	$35,068	$34,488	$35,665

Enterprises:
Equity/Fixed Income prgms.	$27,626	$30,203	$32,083	$32,709	$34,674
Collective Trust Fund prgm.	1,013	1,172	1,157	1,147	1,150
Liquidity funds	2,389	3,153	4,076	3,823	4,167

Total assets under mgmt.	$31,028	$34,528	$37,316	$37,679	$39,991

Money Managers:
Equity/Fixed Income prgms.	$13	$11	$33	$34	$34
Collective Trust Fund prgm.	8,524	8,770	9,096	8,923	9,009
Liquidity funds	185	412	505	363	253

Total assets under mgmt.	$8,722	$9,193	$9,634	$9,320	$9,296

Client assets under admin.	168,399	147,357	151,688	153,406	161,000

Total assets under admin.	$177,121	$156,550	$161,322	$162,726	$170,296

Investments in New Businesses:
Equity/Fixed Income prgms.	$11,093	$12,396	$12,848	$13,322	$13,931

Total assets under mgmt.	$11,093	$12,396	$12,848	$13,322	$13,931

Client assets under admin.	6,841	5,894	4,496	4,053	552

Total assets under admin.	$17,934	$18,290	$17,344	$17,375	$14,483

LSV Asset Management
Equity/Fixed Income prgms.	$43,192	$47,781	$54,128	$55,687	$58,785

Consolidated:
Equity/Fixed Income prgms (A,B)	$113,421	$122,307	$133,065	$134,570	$141,502
Collective Trust Fund prgm.	13,864	14,078	14,316	14,002	14,044
Liquidity funds (B)	11,253	12,153	12,737	13,119	13,390

Total assets under mgmt.	$138,538	$148,538	$160,118	$161,691	$168,936

Client assets under admin.	185,852	163,526	171,463	172,616	176,001

Total assets	$324,390	$312,064	$331,581	$334,307	$344,937

(A)	Equity/Fixed Income programs include $3,337 of assets invested in SEI’s Asset Allocation Funds at 9/30/06
(B)	In addition to the numbers presented, SEI also administers an additional $9,870 in Funds of Funds assets (as of September 30, 2006) on which SEI does not earn an administration fee.